Exhibit A(1O)(b)

















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

                                                              No.
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Pruco Life Insurance Company of New Jersey
     A Subsidiary of The Prudential Insurance Company of America
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Supplement to the Application for:
          |_| Flexible Premium Variable Life Insurance
          |_| Single Pay Variable Annuity
in which_____________________________is named as the proposed insured/annuitant.
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A.  To be Completed for a11 Applicants:

                                                                       YES  NO
    1.   Did the  applicant  receive the current  prospectus  for the contract  checked  above and the Pruco Life Series Fund,
         Inc.?                                                         |_|  |_|

    2.   Does the person who signs below understand that the contract values may go up or down depending on the contract's investment experience and that there is no minimum cash
         value?                                                        |_|  |_|
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B.  For Applicants for Flexible Premium Variable Life Insurance:

    1.   Does the  applicant  believe  that this  contract  will meet
         insurance needs and objectives?                               |_|  |_|

    2.   Does the person who signs  below  understand  that the death benefit  may  go up or  down  depending  on  the  contract's investment  experience  and  that  there  is  no  guaranteed
         minimum death benefit?                                        |_|  |_|

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C.  Investment Allocations:

     The net premium payment (purchase payment) is to be allocated to the appropriate Pruco Life variable contract account for the contract checked above as follows:

                               Subaccount                                    Allocation*
                               Money Market                               __________%  (MMKT)
                               Bond                                       __________%  (BOND)
                               Common Stock                               __________%  (CSTK)
                               Aggressively Managed Flexible              __________%  (AFLX)
                               Conservatively Managed Flexible            __________%  (CFLX)
     Not available for       { Zero Coupon Bond (1990)                    __________%  (ZC9O)
     Single Pay Variable     { Zero Coupon Bond (1995)                    __________%  (ZC95)
     Annuity                 { Zero Coupon Bond (2000)                    __________%  (ZCOO)
                               _______________________________            __________%  (    )
                               Fixed Account                              __________%  (FIXD)
                                                                                 100%


* If any portion of a net premium payment (purchase payment) is allocated to a particular subaccount, that portion must be at least 10% on the date the allocation takes effect. All % allocations must be expressed in whole numbers (e.g. 33% can be used but 33 1/3% cannot).


Date:________________    Signature of Applicant:________________________________
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